AMENDMENT  TO
LOAN  AGREEMENT

BETWEEN

CENTURY  CASINOS  AFRICA  (PROPRIETARY)  LIMITED
("CENTURY")

AND

CENTURY CASINOS CALEDON (PROPRIETARY) LIMITED - (FORMERLY KNOWN AS CALEDON CASINO BID COMPANY (PROPRIETARY) LIMITED)
("CCAL")  OR  ("BORROWER")

AND

CALEDON  OVERBERG  INVESTMENTS  (PROPRIETARY)  LIMITED
("COIL")

AND

CENTURY  CASINOS  INC.
("CCI")  OR  ("CENTURY  INC.")



Preamble
The parties to this agreement entered into a Loan Agreement dated 31 March 2000 ("the Loan Agreement") in terms of which the Borrower, borrowed money from Century and COIL on terms as contained in that agreement.

It is the intention of the parties to amend the Loan Agreement as provided hereunder.


Definitions
Unless the context of this agreement otherwise clearly provides, all expressions shall bear the meanings assigned to them in the Loan Agreement.


Interest
Clause 5 of the Loan Agreement shall be deleted in its entirety and is replaced with a similarly numbered new Clause 5, which shall read as follows;

    "5    Interest

    5.1 The capital outstanding from time to time (together with all interest that may have accrued thereon from time to time) shall bear interest, as from the advance dates to the date of actual repayment in full, at such interest rate as

          5.1.1 does not exceed the prime rate plus 3% (Three per cent) unless otherwise agreed between the parties to this agreement; and

          5.1.2 does not under any circumstance exceed the prime rate plus 10% (Ten per cent); and

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          5.1.3 may be 0% (Zero per cent) should the Lenders elect to charge no interest upon the loan balances outstanding from time to time.

    5.2   The  interest  referred  to  in  5.1  shall  -

          5.2.1 be calculated monthly in arrear on the capital amount and all previously accrued interest outstanding as at; and

          5.2.2 to the extent not paid in terms of Clause 6.1.1, be capitalised and compounded monthly in arrear on,

          the last day of each and every calendar month commencing with the month in which the advance date falls.

    5.3 With effect from the commencement of the advances and until no earlier than January 1, 2002, no interest shall be accrued or paid on the capital outstanding from time to time.

    5.4 On or after January 1, 2002, each of COIL and CCA shall independently have the right to require that the rate of interest applicable to their respective loan be adjusted to that provided for in paragraph 5 of the Loan Agreement subject to any restrictions that may be applicable in accordance with the third party financing agreements (including those with PSG Investment Bank) entered into variously by the parties and CCAL.

    5.5   Any Lender electing to have the rate of interest adjusted in terms of
          5.4 above shall do so by written notification to the other parties to this agreement which notice shall,

          5.5.1 state from which date (the "election date") the interest rate adjustment shall be applicable; and

          5.5.2 not be given earlier than the first day of the financial year within which the election date falls; and

          5.5.3 not be given later than 30 days after the end of the financial year within which the election date falls.




Signed  at  Capetown                on  20  September  2001
                                    for
                                    CENTURY  CASINOS  AFRICA
                                    (PROPRIETARY)  LIMITED
                                    /s/  James  Forbes
                                     ------------------
                                    Who  warrants  that  he
                                    is duly authorised hereto

Signed  at  Capetown                on  20  September  2001
                                    for
                                    CENTURY  CASINOS  CALEDON
                                    (PROPRIETARY)  LIMITED
                                        2
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                                    /s/  James  Forbes
                                     ------------------
                                    Who  warrants  that  he
                                    is duly authorised hereto

Signed  at    Capetown              on  20  September  2001
                                    for
                                    CALEDON  OVERBERG  INVESTMENTS
                                    (PROPRIETARY)  LIMITED
                                    /s/  Leon  Fortes
                                    -----------------
                                    Who  warrants  that  he
                                    is duly authorised hereto

Signed  at   Captetown              on  20   September  2001
                                    for
                                    CENTURY  CASINOS  INC.
                                    /s/  James  Forbes
                                    ------------------
                                    Who  warrants  that  he
                                    is duly authorised hereto
                                        3
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